UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 10, 2015
Date of Report (Date of earliest event reported)
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ERICKSON INCORPORATED
(Exact name of registrant as specified in its charter)
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Delaware	001-35482	93-1307561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5550 SW Macadam Avenue, Suite 200 Portland, Oregon 97239
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (503) 505-5800

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, unless otherwise indicated or the context otherwise requires, references to “we,” “us,” “our,” the “Company,” and “Erickson” refer to Erickson Incorporated and its subsidiaries on a consolidated basis.
Item 5.07. Submission of Matters to a Vote of Security Holders
On June 10, 2015, the Company held its annual meeting of stockholders. At the annual meeting, the following matters were submitted to the vote of the stockholders, with the results of voting on each such matter as set forth below.
1.The Company’s stockholders approved a proposal to re-elect the following Class III director to the Company’s Board of Directors, to hold office until the 2018 annual meeting of stockholders (and until each such director’s successor shall have been duly elected and qualified), with voting results as follows:

	Votes For	Votes Withheld	Broker Non-Votes
James Welch	11,253,927	68,478	1,472,580
The terms of office for the following directors continued after the meeting: Jeff Roberts (Class I director), Gary Scott (Class I director), Quinn Morgan (Class II director), Meredith Siegfried (Class II director) and Glenn Johnson (Class II director).
2.The Company’s stockholders approved a proposal to ratify the appointment of Grant Thornton as its independent registered public accounting firm for the fiscal year ending December 31, 2015, with voting results as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
12,763,542	12,181	19,262	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	June 15, 2015	Erickson Incorporated

		By:	/s/ Edward Rizzuti
Edward Rizzuti
Vice President, General Counsel and Corporate Secretary